SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Quest Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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July     , 2005

To our Shareholders:

We invite you to attend our Annual Meeting of Shareholders, which will be held on Tuesday, August 2, 2005, at 9:00 a.m., Pacific Time, at our corporate offices located at 5 Polaris Way, Aliso Viejo, CA, 92656.

The actions to be taken at the Annual Meeting are described in detail in the enclosed Proxy Statement and Notice of Annual Meeting. Included with these proxy materials is a copy of our Annual Report on Form 10-K for 2004. We encourage you to read these materials.

Please use this opportunity to take part in the affairs of Quest Software by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card promptly, using the enclosed postage-prepaid envelope. You can also vote by telephone or via the Internet. See Internet and Telephone Voting in the Proxy Statement for more details and follow the instructions on your proxy card.

All shareholders who attend the meeting will be required to present valid picture identification, such as a driver’s license. Registration will begin at 8:00 a.m.

We look forward to seeing you at our Annual Meeting.

Sincerely,

Vincent C. Smith,

Chairman of the Board

and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AUGUST 2, 2005

The Annual Meeting of Shareholders of Quest Software, Inc., a California corporation, will be held on Tuesday, August 2, 2005 at 9:00 a.m., Pacific Time, at our corporate offices located at 5 Polaris Way, Aliso Viejo, California 92656, for the following purposes:

1.	To elect the following seven directors: Vincent C. Smith, Doran G. Machin, Jerry Murdock, Jr., Raymond J. Lane, Augustine L. Nieto II, Kevin M. Klausmeyer and Paul Sallaberry;

2.	To approve an amendment to our Articles of Incorporation to increase the authorized number of shares of Common Stock by 50,000,000 shares, from 150,000,000 to 200,000,000 shares;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2005; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record as of the close of business on June 8, 2005 are entitled to notice of and to vote at the Annual Meeting.

All shareholders are invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided for that purpose, or to vote electronically via the Internet or by telephone. Instructions for electronic voting are provided on page 2 of the Proxy Statement. Any shareholder attending the Annual Meeting may vote in person even if he or she has previously returned a proxy card.

By order of the Board of Directors,

J. Michael Vaughn,

Vice President, General Counsel

and Secretary

Irvine, California

July     , 2005

QUEST SOFTWARE, INC.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quest Software, Inc., a California corporation (“Quest”), for the Annual Meeting of Shareholders of Quest to be held on Tuesday, August 2, 2005 at 9:00 a.m., Pacific Time, and at any adjournment thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at our corporate offices located at 5 Polaris Way, Aliso Viejo, California 92656, and the telephone number at that location is (949) 754-8000.

Quest intends to mail definitive copies of these proxy solicitation materials to shareholders on or about July     , 2005.

Procedural Matters

Shareholders of record as of the close of business on June 8, 2005 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 97,764,755 shares of Common Stock issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held on the Record Date on each matter presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

All shares entitled to vote and be represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment. Quest does not currently anticipate that any other matters will be raised at the Annual Meeting.

A shareholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by attending the Annual Meeting and voting in person, or by delivering to Quest’s Corporate Secretary, at the principal executive offices of Quest referred to above, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.

Quest will bear the cost of this solicitation. Quest has retained the services of MacKenzie Partners, Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. The estimated cost of such services is $5,000, plus out-of-pocket expenses. In addition, Quest will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Certain of Quest’s directors, officers and regular employees may solicit proxies personally or by telephone, facsimile or telegram, without additional compensation.

Quorum; Abstentions and Broker Non-Votes

The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. Quest intends to include abstentions and broker non-votes (i.e., shares held in “street name” as to which voting instructions have not been received from the beneficial owners or persons entitled to vote) as present or represented for purposes of establishing a quorum, but to exclude abstentions and broker non-votes from the calculation of the shares represented and voting with respect to any proposal. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal to amend our Articles of Incorporation to increase the number of authorized shares of Common Stock, but will not have an effect on the election of directors or the proposal to ratify the selection of our independent auditors.

Internet and Telephone Voting

Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP’s program.

Registered shareholders may vote electronically through the Internet by following the instructions included with their proxy card. Shareholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

The deadline for voting through the Internet or by telephone is 12:00 midnight Eastern Time on August 1, 2005.

Executive Officers

The names of our executive officers and other information about them are shown below.

Name	Age	Position
Vincent C. Smith	41	Chairman of the Board and Chief Executive Officer

Douglas F. Garn	46	President

M. Brinkley Morse	47	Senior Vice President, Corporate Development

Michael J. Lambert	43	Senior Vice President, Chief Financial Officer

Anthony Foley	45	Senior Vice President, Worldwide Sales

Vincent C. Smith has served as our Chief Executive Officer since 1997 and a director since 1995. Mr. Smith became Chairman of the Board in 1998. From 1992 to 1994, Mr. Smith served as Vice President of Worldwide Sales and Marketing at Patrol Software North America, a company he founded. Following Patrol’s acquisition by BMC Software in 1994, Mr. Smith managed BMC’s sales operations as Director of Open Systems. From 1987 to 1992, Mr. Smith held a variety of sales management positions at Oracle Corporation.

Douglas F. Garn has served as our President since February 2005. Mr. Garn previously served as our Vice President, Worldwide Sales from January 1998 to January 2002, and returned to this position in January 2003 after a medical leave of absence. From March 1996 to January 1998, Mr. Garn was Vice President of North American Sales for Peregrine Systems, Inc.

M. Brinkley Morse has served as our Senior Vice President, Corporate Development since April 2005. Mr. Morse previously served as our Vice President, Finance and Operations since January 2001 and as our Chief Financial Officer since May 2003. Before joining Quest, Mr. Morse served as Senior Vice President, Corporate Development and Secretary of BMC Software from September 1998 to August 2000, and he served as General Counsel and Secretary of BMC from November 1988 to September 1998.

Michael J. Lambert has served as our Senior Vice President, Chief Financial Officer since April 2005. Mr. Lambert previously served as our Senior Vice President, Finance since November 2004. Before joining Quest, Mr. Lambert served as Executive Vice President and CFO at Quantum Corporation, a publicly held provider of storage solutions, from June 2001 through June 2004. Prior to Quantum, Mr. Lambert was Senior Vice President and CFO of NerveWire, a systems integration consulting firm. From March 1996 to July 2000, Mr. Lambert worked for Lucent Technologies, most recently as Vice President and CFO of the InterNetworking Systems Division.

Anthony Foley has served as our Senior Vice President, Worldwide Sales since April 2005. Mr. Foley previously served as our Vice President Sales, EMEA since April 2000. From February 1997 until he joined Quest, Mr. Foley served in senior sales and operations management positions for the European operations of Computer Associates International, Inc. Prior to his employment with CA, Mr. Foley served in business development positions for European subsidiaries of GE Capital and IBM.

Directors

Listed below are the nominees for election as directors of Quest at the Annual Meeting. Each of our current directors has been nominated for and has elected to stand for re-election.

Name	Age	Position with Quest
Vincent C. Smith	41	Chairman of the Board and Chief Executive Officer

Doran G. Machin	50	Director

Jerry Murdock, Jr.	46	Director

Raymond J. Lane	58	Director

Augustine L. Nieto II	47	Director

Kevin M. Klausmeyer	46	Director

Paul Sallaberry	49	Director

Information for Vincent C. Smith is included in the previous section titled “Executive Officers.”

Doran G. Machin has served as a director since 1987. Mr. Machin is a co-founder of Quest and served as our Executive Vice President from 1987 through April 1999. Prior to 1987, Mr. Machin was employed as an independent computer consultant and worked for Hewlett-Packard and American Data Industries.

Jerry Murdock, Jr. has served as a director since April 1999. Mr. Murdock is a General Partner of InSight Capital Partners, an investment firm, which he co-founded in 1995. From 1988 to 1995, Mr. Murdock was a director of Aspen Technology Group, a consulting firm that he founded. Mr. Murdock also serves on the board of directors of CallWave, Inc. Mr. Murdock is a member of the Board of Trustees of both The Santa Fe Institute and The Aspen Institute.

Raymond J. Lane has served as a director since October 2000. Mr. Lane is a General Partner of Kleiner Perkins Caufield & Byers, a venture capital firm. Prior to joining Kleiner Perkins in July 2000, Mr. Lane was President and Chief Operating Officer and a Director of Oracle, where he served in various executive management positions. Before joining Oracle in June 1992, Mr. Lane was a Senior Vice President and Managing Partner of Booz-Allen & Hamilton. He also served on Booz-Allen’s Board of Directors and Executive Management Committee. Currently, Mr. Lane is a member of the Board of Trustees of Carnegie-Mellon University and serves as the Chairman of the Board of Directors of SeeBeyond Technology Corporation.

Augustine L. Nieto II has served as a director since October 2002. Mr. Nieto is Founder of Life Fitness, a leading manufacturer of exercise equipment for commercial and consumer use, and has held a variety of executive positions with Life Fitness since he co-founded the company in 1977. He is currently a Senior Advisor for North Castle Partners, a private equity firm in Greenwich, Connecticut. Mr. Nieto is currently the Chairman of Octane Fitness, a manufacturer of consumer exercise equipment, and also serves on the Board of Directors of Grand Expedition.

Kevin M. Klausmeyer joined our Board of Directors in July 2003. Mr. Klausmeyer is Chief Financial Officer of RLX Technologies, Inc., a privately held developer of management and provisioning software for utility computing environments. From December 1999 to February 2003, Mr. Klausmeyer was chief financial officer of PentaSafe Security Technologies, Inc., which was acquired by NetIQ Corporation in December 2002. From August 1993 to November 1999, Mr. Klausmeyer was vice president and chief accounting officer of BMC Software, Inc.

Paul Sallaberry joined our Board of Directors in February 2005. Mr. Sallaberry previously held several executive level positions with VERITAS Software, most recently as Executive Vice President, Worldwide Field Operations. Prior to that, Mr. Sallaberry served as Senior Vice President, Worldwide Sales of Veritas from July 1999 to December 1999, and Vice President, Worldwide Sales of Veritas from April 1997 to July 1999.

Corporate Governance

Our Board of Directors and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our shareholders. We have in place a variety of policies and practices to promote good corporate governance. Consistent with our Corporate Governance Guidelines, a majority of our Board of Directors is independent in accordance with Nasdaq listing standards, and all members of our Audit Committee, our Compensation Committee, and our Nominating and Corporate Governance Committee also meet Nasdaq guidelines for independence. We have also established:

•	Written charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee that address corporate governance practices in accordance with the Sarbanes-Oxley Act, current Nasdaq corporate governance guidelines, and other applicable rules and regulations;

•	a Code of Business Conduct and Ethics applicable to our officers, directors and employees;

•	a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and

•	disclosure control policies and procedures.

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. In April 2005, our Nominating and Corporate Governance Committee established our Corporate Governance Guidelines. Among the matters addressed by our Corporate Governance Guidelines are:

•	Director Independence—Independent directors shall constitute at least a majority of our Board of Directors and all members of the Audit, Compensation, and Nominating and Corporate Governance Committees are required to be independent in accordance with NASDAQ criteria. Our Board of Directors has determined that Kevin M. Klausmeyer, Augustine L. Nieto II, Raymond J. Lane, Paul Sallaberry, and Jerry Murdock are “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

•	Monitoring Board Effectiveness—The Board, led by the Nominating and Corporate Governance Committee, shall conduct an annual self-evaluation of the functioning of the Board and the Board committees.

•	Executive Sessions of Independent Directors—The non-employee directors regularly meet in executive sessions without management present.

•	Board Access to Independent Advisors—Our Board of Directors as a whole, and each of its committees separately, have authority to retain such independent consultants, counselors or advisors to the Board or its committees as each shall deem necessary or appropriate.

Copies of our Corporate Governance Guidelines and Code of Business Conduct and Ethics can be found in the Investor Relations—Corporate Governance area of our website at www.quest.com.

Board of Directors and Committees

During 2004, the Board met six times and acted by unanimous written consent twice. No director attended fewer than 75% of the aggregate number of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee. All of the members of each of the Board’s committees are independent directors as defined under Nasdaq listing standards.

We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by our Board of Directors, copies of which can be found under the “Investor Relations” page of our website at www.quest.com. The members of each committee are identified in the table below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Raymond J. Lane		Chair
Jerry Murdock, Jr.	Chair
Kevin M. Klausmeyer	•		•
Augustine L. Nieto II	•	•	Chair
Paul Sallaberry (1)		•

(1)	In February 2005, Mr. Sallaberry replaced Mr. Murdock as a member of our Compensation Committee

Audit Committee. The primary purpose of the Audit Committee is oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of Quest, including the appointment, oversight and compensation of Quest’s independent auditors. Our Audit Committee held eight meetings in 2004 and acted once by unanimous written consent.

Compensation Committee. The Compensation Committee reviews and approves the compensation and benefits for our CEO and other executive officers and administers our 1999 Stock Incentive Plan and our 2001 Stock Incentive Plan, and previously administered our Employee Stock Purchase Plan which was terminated in July 2004. Our Compensation Committee met twice and acted by unanimous written consent eight times in 2004.

The Board established a Nominating and Corporate Governance Committee (the “Nominating Committee”) in January 2004. The purposes of the Nominating Committee are to oversee all aspects of our corporate governance functions on behalf of the Board and make recommendations to the Board regarding corporate governance issues, to identify, review and evaluate candidates to serve as directors of the Company, to serve as a focal point for communication between candidates, non-committee directors and Quest management, to recommend candidates for election to the Board, and to make other recommendations to the Board regarding affairs relating to the directors of the Company, including director compensation.

The Board has determined that each of Messrs. Murdock, Lane, Nieto, Klausmeyer and Sallaberry is “independent” within the meaning of Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc., and that Mr. Klausmeyer is an Audit Committee Financial Expert.

Communications with the Board

Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors, c/o Corporate Secretary, Quest Software, Inc, 5 Polaris Way, Aliso Viejo, CA 92656. All communications are compiled by the Corporate Secretary and forwarded to the Board or the individual director(s) accordingly.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Controller and other persons performing similar functions. A copy of our Code of Ethics was filed as Exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2003 and is also posted on the “Investors” section of our website at www.quest.com. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding amendments to, or waivers from, the Code of Ethics by either providing such information on a Form 8-K filed with the Securities and Exchange Commission or by posting such information on the “Investors” section of our website at www.quest.com. Information contained on our website is not part of this proxy statement.

Director Attendance at Annual Meetings

Directors are encouraged to attend annual meetings of the Company’s shareholders. The 2004 annual meeting of shareholders was attended by one of our incumbent directors.

Nominations for Director

The policy of the Nominating Committee is to consider shareholder recommendations for candidates for membership on the Board. Shareholder recommendations for nominations should be delivered to our Corporate Secretary as follows:

Corporate Secretary

Quest Software, Inc.

5 Polaris Way

Aliso Viejo, CA 92656

Shareholder recommendations should set forth, among other matters: (i) the name, age and business address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the number of shares of Quest capital stock owned by the nominee; and (iv) other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors under applicable rules and regulations of the Commission.

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. In the event that vacancies on the Board arise, the Nominating Committee considers potential candidates for director, which may come to the attention of the Nominating Committee through current directors, professional search firms, shareholders or other persons. As described above, the Nominating Committee considers properly submitted shareholder recommendations for nomination to the Board in the same manner as it evaluates other nominees. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating Committee. Materials provided by a shareholder for consideration of a nominee for director are forwarded to the Nominating Committee for evaluation. In evaluating such nominations, the Nominating Committee seeks to achieve the appropriate balance of industry and business knowledge and experience in light of the function and needs of the Board.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any of our executive officers or any member of our compensation committee and any member of any other company’s board of directors or compensation committee. For additional information concerning transactions involving other members of the Board, see “Related Party Transactions.”

Director Compensation and Other Arrangements

Non-employee directors receive an annual retainer of $25,000 for serving on the board of directors, and are reimbursed for reasonable expenses incurred by them in attending board and committee meetings. In addition, the chairman of our Audit Committee receives an additional $10,000 annual fee, our Audit Committee Financial Expert receives an additional $15,000 annual fee, and other members of the Audit Committee receive an additional $5,000 annual fee. The chairman of our Compensation Committee receives an additional $5,000 annual fee, and each other member of the Compensation Committee receives an additional $2,500 annual fee.

Non-employee directors are permitted to elect to receive annual board and committee fees in the form of stock options, in lieu of cash, pursuant to the director fee option grant program in our 1999 Stock Incentive Plan. Non-employee board members who have served on the board since the date of the prior year’s annual meeting of shareholders also receive option grants pursuant to the provisions of the automatic option grant program under our 1999 Stock Incentive Plan. On the date of the Annual Meeting, each of Messrs. Lane, Murdock, Machin, Nieto and Klausmeyer will receive an automatic grant of options to purchase 15,000 shares of Quest Common Stock pursuant to this plan at an exercise price equal to the fair market value of such shares as of the same date.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of June 17, 2005 with respect to the beneficial ownership of Quest Common Stock by (i) each person Quest believes beneficially holds more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of Quest Common Stock issuable upon exercise of stock options that are exercisable or will become exercisable within 60 days of June 17, 2005, as reflected in the table below. Unless otherwise indicated, the principal address of each of the shareholders below is c/o Quest Software, Inc., 8001 Irvine Center Drive, Irvine, California 92618.

	Number of Shares Beneficially Owned				Percent of Common Stock Outstanding
Name of Beneficial Owner	Common Stock		Options Exercisable Within 60 Days
Vincent C. Smith	31,906,331	(1)	1,356,833		33.6%
FMR Corp. (2) 82 Devonshire Street Boston, MA 02109	7,470,942		0		8.1
David M. Doyle (2) 5405 Alton Pkwy, Ste. 141 Irvine, CA 92604	7,951,359		0		7.6
Jerry Murdock, Jr.	887,051	(3)	75,000	(4)	1.0
M. Brinkley Morse	0		675,000		*
Douglas F. Garn	0		510,900		*
Raymond J. Lane	442,113		114,309	(4)	*
Douglas Merritt (5)	2,000		0		*
Doran G. Machin	0		75,000	(4)	*
Augustine L. Nieto II	0		80,000	(4)	*
Kevin M. Klausmeyer	3,400		65,000	(4)	*
Paul Sallaberry	4,000		50,000		*
Michael J. Lambert	0		0		*
All executive officers and directors as a group (11 persons)(6)	33,242,895		3,318,896		36.2%

*	Less than 1%

(1)

Includes an aggregate of 152,400 shares held in the names of Mr. Smith’s minor children and 1,040 shares held by Mr. Smith as custodian for his minor children. Includes an aggregate of 30,592,300 shares held through limited liability companies. Includes 47,060 shares held by the Vincent C. Smith Charitable Remainder Trust, of which Mr. Smith is the trustee.

(2)	According to a Schedule 13G/A filed with the Securities and Exchange Commission by the beneficial owner of these shares on February 14, 2005.

(3)	Includes 772,027 shares owned by certain venture capital funds associated with Insight Venture Partners (the “Insight Funds”). Mr. Murdock is a member of the Board of Managers of Insight Holdings Group, LLC, the managing member of the general partner of each of the Insight Funds. Mr. Murdock disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein, which may not be readily determinable.

(4)	Includes 15,000 shares of Quest Common Stock issuable upon exercise of stock options to be granted on the date of our 2005 Annual Meeting of Shareholders pursuant to the provisions of the automatic option grant program under our 1999 Stock Incentive Plan.

(5)	Mr. Merritt joined Quest in April 2004 as our Senior Vice President and General Manager, ADM, and resigned in February 2005.

(6)	Includes the shares of Quest Common Stock referred to in footnotes 1, 2 and 4 above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Forms 4 or 5 were required, the Company believes that, during 2004, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that: Mr. Garn filed two late reports on Form 4 for two transactions, Mr. Merritt filed a late report on Form 3 and a late report on Form 4 for one transaction, Mr. Smith filed a late report on Form 4 for one transaction and Kevin Brooks, our Vice President, Corporate Controller, filed a late report on Form 4 for one transaction.

REPORTS OF COMPENSATION AND AUDIT COMMITTEES AND PERFORMANCE GRAPH

The following reports of the Compensation Committee and Audit Committee, and the information below relating to the performance of our Common Stock, are not be deemed to be soliciting material or to be filed with the SEC, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed with the SEC.

Report of the Compensation Committee

Our Board of Directors has delegated to the Compensation Committee of the Board of Directors (the “Committee”) the power and authority to review, modify and approve our compensation strategy and policies. Accordingly, the Committee is responsible to the Board of Directors and to our shareholders for approving compensation of our executive officers, including the Named Executive Officers. The Committee is currently comprised of three non-employee directors: Raymond Lane, Paul Sallaberry and Augustine L. Nieto. The Committee operates under a written charter adopted by the Board of Directors and is responsible for, among other things, (i) reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers, based upon our business needs and consistent with the interests of our shareholders; (ii) administering our stock option plans and our executive compensation plans, programs and policies; (iii) monitoring corporate performance and its relationship to compensation of executive officers; and (iv) making appropriate recommendations to the Board concerning matters of executive compensation.

Executive Compensation Philosophy

The philosophy of the Committee with respect to compensation of executive officers, including the CEO, is to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential, and to link compensation with the achievement of company performance goals. We pay base salaries that are generally competitive with other leading software companies with which we compete for personnel. To ensure that our salaries are sufficient to attract and retain highly qualified executives and other key employees, we compare salaries with those of our competitors (from time to time using independent compensation consultants and surveys) and set salary parameters based on this review. Periodic increases in base salary are the result of individual contributions evaluated against established annual and long-term performance objectives.

We pay cash bonuses based on the achievement of specific operating goals and discretionarily based on high levels of individual performance. For 2004, we set target bonus amounts for Vincent C. Smith, our CEO, Douglas Garn, then Vice President, Worldwide Sales, and M. Brinkley Morse, then Chief Financial Officer. In accordance with our compensation philosophy, we analyzed several qualitative and quantitative factors when awarding incentive compensation for 2004. Among other factors, we reviewed our revenues, operating performance and other achievements during 2004 and, in February 2005, determined that each of these executive officers would be awarded bonuses equal to 100% of their respective targets. In addition to his target bonus amount, Mr. Garn was awarded an additional discretionary $75,000 bonus for 2004.

We also provide our executive officers and key employees with equity-based incentives pursuant to our 1999 Stock Incentive Plan in order to motivate them to achieve our long-term goals and to align their interests with those of our shareholders. Our 1999 Stock Incentive Plan was established to provide all of our employees, including executive officers, with an opportunity to share, along with our shareholders, in our long-term performance. The Committee strongly believes that a primary goal of our compensation program should be to provide key employees who have significant responsibility for our management, growth and future success with an opportunity to increase their ownership of Quest Software. Historically, executive officers have been eligible to receive stock options at the discretion of the Committee, giving executives the right to purchase shares of our common stock in the future at a price equal to fair market value at the date of grant. All such grants must be exercised according to the provisions of our 1999 Stock Incentive Plan. Outstanding options held by executive officers typically vest over a period of five years and expire ten years from the date of grant.

Section 162(m) of the Internal Revenue Code (the “Code”) limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee intends to satisfy the requirements for “performance-based compensation” with respect to compensation awarded to our Named Executive Officers whenever possible and to the extent then practicable.

Chief Executive Officer Compensation

The Committee uses the philosophy, process and procedures described above in setting the annual salary, bonus and equity awards for our CEO.

Mr. Smith, our CEO, voluntarily relinquished his base salary in 2002 and 2003. Based on our competitive compensation review, conducted with an independent compensation consultant, of our compensation packages for executive officers, effective January 1, 2004 the Committee set Mr. Smith’s base salary at $150,000 and his bonus target at $200,000. At his recommendation, Mr. Smith did not receive any grants of stock options during 2004. For his services in 2004 as Chairman and as CEO, Mr. Smith received $150,000 in salary, and the Committee awarded Mr. Smith a cash bonus of $200,000. Mr. Smith also received perquisites of (i) periodic personal use of company aircraft, with a value of $99,170, on the cost of fuel, maintenance reserves for engines and smaller variable costs, such as trip-related hangar and parking costs, landing fees and on-board catering; (ii) automobile expenses of $28,439, and (iii) attending our annual sales quota club trip, with an imputed value of $10,599, including, including related tax gross-up benefits. We also made a matching contribution of $2,500 to Mr. Smith’s account in the Quest Software 401(k) plan.

Internal Pay Equity

The Committee also evaluates the “internal pay equity” among our executives. This review includes an evaluation of the relationship of compensation among different levels of management, including the relationship of the CEO’s compensation to the compensation of the other executive officers, and includes all key components of total compensation. The Committee believes that the relative differences between the compensation of the CEO and the other executive officers, and among the other executive officers, are appropriate.

The Committee’s Conclusions

The Committee believes that the total compensation of our executive officers, including our CEO, is reasonable, appropriate and competitive with the executive compensation programs provided by other leading software companies with which we compete for executive talent. The Committee believes its compensation philosophy, process and practices result in a compensation program tied to shareholder value and linked to the achievement of our financial and operational results on behalf of our shareholders.

Submitted by the Compensation Committee of the Board of Directors:

Raymond J. Lane, Chairman

Paul Sallaberry

Augustine L. Nieto, II

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2004 with Quest’s management and with Deloitte & Touche LLP, Quest’s independent registered public accounting firm. The Audit Committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, Communicating with Audit Committee.

In addition, the Audit Committee received the written disclosures and letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, and discussed with Deloitte & Touche the independence of Deloitte & Touche.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Submitted by the Audit Committee of the Board of Directors:

Jerry Murdock, Jr., Chairman

Kevin M. Klausmeyer

Augustine L. Nieto, II

Company Stock Performance

The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for Quest, the Nasdaq Stock Market (U.S.) Index (the “Nasdaq Index”), and the S&P Systems Software Index (the “Industry Index”). The graph assumes $100 was invested in each of the Common Stock of Quest, the Nasdaq Index and the Industry Index on December 31, 1999. Note that historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG QUEST SOFTWARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE S & P SYSTEMS SOFTWARE INDEX

*	$100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
QUEST SOFTWARE, INC.	100.00	55.03	43.35	20.22	27.84	31.27
NASDAQ STOCK MARKET (U.S.)	100.00	60.30	45.49	26.40	38.36	40.51
S & P SYSTEMS SOFTWARE	100.00	50.35	52.94	39.74	46.37	50.26

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the years ended December 31, 2002, 2003 and 2004 all compensation received by our chief executive officer and each of our executive officers for services rendered to Quest in all capacities. These officers are referred to in this Proxy Statement as the Named Executive Officers.

	Annual Compensation							Long-Term Compensation	All Other Compensation($) (3)
Name and Principal Position	Year	Salary($)		Bonus ($) (1)		Other Annual Compen- sation($) (2)		Securities Underlying Options(#)
Vincent C. Smith Chairman of the Board and Chief Executive Officer	2004 2003 2002		$150,000 — —	$ $	200,000 200,000 —	$ $ $	138,208 127,005 38,728	— 750,000 800,000		$2,500 — —

Douglas F. Garn (4) President	2004 2003	$ $	400,000 189,489	$ $	200,000 200,000		$10,599 —	50,000 550,000	$ $	2,500 1,500

M. Brinkley Morse Senior Vice President, Corporate Development	2004 2003 2002	$ $ $	350,000 200,000 200,000	$ $ $	50,000 100,000 50,000		— — —	— 150,000 200,000		— — —

Michael J. Lambert (5) Senior Vice President, Chief Financial Officer	2004		$17,275		—		—	400,000		—

Douglas Merritt (6) Senior Vice President and General Manager, ADM	2004		$211,458		—		—	700,000		—

(1)	Includes performance bonuses accrued in the year of service whether paid during the year of service or thereafter.

(2)	For Mr. Smith, these amounts represent (i) automobile expenses paid by Quest of $38,728, $34,963 and $28,439 in 2002, 2003 and 2004, respectively, (ii) for 2003 and 2004, $92,042 and $99,170, respectively, for personal use of aircraft and (iii) $10,599 for the allocable cost of Quest’s annual sales quota club trip, including related tax gross-up benefits. For Mr. Garn, this amount represents only the allocable cost of Quest’s annual sales quota club trip, including related tax gross-up benefits. For purposes of the above compensation disclosures for 2004, we have valued Mr. Smith’s personal use of company aircraft based on the cost of fuel, maintenance reserves for engines and smaller variable costs, such as trip-related hangar and parking costs, landing fees and on-board catering. In 2003, for compensation disclosure purposes, we valued Mr. Smith’s personal use of company aircraft based on the Standard Industry Fare Level rates, as published by the Internal Revenue Service.

(3)	These amounts represent matching contributions under our 401(k) Plan.

(4)	Mr. Garn returned to Quest from a medical leave of absence in January 2003 to serve as our Vice President, Worldwide Sales. Mr. Garn was appointed President in February 2005.

(5)	Mr. Lambert joined Quest in November 2004 as Senior Vice President, Finance with an annual salary of $350,000 and a discretionary target bonus of $100,000. He was appointed Chief Financial Officer in April 2005.

(6)	Mr. Merritt joined Quest in April 2004 and resigned in February 2005.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers in 2004, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Common Stock. No stock appreciation rights were granted during 2004.

	Option Grants in 2004					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)
Name	Number Of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in 2004(%)	Exercise Price ($/Share)	Expiration Date	5%	10%
Douglas F. Garn	50,000	(2)	0.88%	$11.18	08/05/14	$351,552	$890,902
Michael J. Lambert	400,000	(2)	7.06%	$16.03	11/29/14	$4,032,472	$10,219,077
Douglas Merritt (1)	700,000	(2)	12.35%	$11.36	04/30/14	$5,000,970	$12,673,440

(1)	Mr. Merritt resigned from Quest in February 2005; none of the stock options granted to Mr. Merritt had become exercisable prior to his resignation.

(2)	These options were granted at an exercise price equal to the fair market value of Quest Common Stock on the grant date. These options vest as follows: 20% on the first anniversary of the date of grant, and 10% upon completion of each of the following eight six-month periods.

The potential realizable value is calculated based on the ten-year term of the option at its time of grant. It is calculated based on the assumption that the market value of our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth, for the year ending December 31, 2004, certain information regarding options exercised by, and held at year-end by, the Named Executive Officers.

	Shares Acquired Upon Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2004(#)		Value of Unexercised In-the-Money Options at December 31, 2004($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Vincent C. Smith	—	—	1,029,666	1,305,334	$4,953,985	$7,327,365
Douglas F. Garn	—	—	382,400	710,500	$1,104,355	$2,610,950
M. Brinkley Morse	—	—	552,500	447,500	$1,924,750	$2,145,750
Michael J. Lambert	—	—	0	400,000	$0	$0
Douglas Merritt (2)	—	—	0	700,000	$0	$3,290,000

(1)	Calculated on the basis of the fair market value of our Common Stock on December 31, 2004 ($15.95 per share), less the applicable exercise price per share, multiplied by the number of shares underlying the options.

(2)	Mr. Merritt resigned from Quest in February 2005.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information about our Common Stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of December 31, 2004, including our 1999 Stock Incentive Plan and 2001 Stock Incentive Plan, and stock options assumed in connection with our acquisitions of Foglight Software, OnWire Technologies and Aelita Software.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	16,883,862		$13.29	3,726,846
Equity compensation plans not approved by security holders	7,210,093	(2)	$11.90	1,176,122

Totals	24,093,955		$12.87	4,902,968

(1)	Excludes options to purchase: 9,094 shares of Common Stock with a weighted-average exercise price of $31.33 per share which were assumed by Quest in connection with our acquisition of Foglight Software; options to purchase 1,573 shares of Common Stock with a weighted-average exercise price of $48.84 per share which were assumed by Quest in connection with our acquisition of OnWire Technologies; and 503,443 shares of Common Stock with a weighted-average exercise price of $4.75 per share which were assumed by Quest in connection with our acquisition of Aelita Software Corporation.

(2)	Issued under our 2001 Stock Incentive Plan. See the description of the 2001 Stock Incentive Plan below.

2001 Stock Incentive Plan

As of December 31, 2004, we had 8,386,215 shares of Common Stock reserved for issuance under the 2001 Stock Incentive Plan (the “2001 Plan”) for employees. The 2001 Plan provides for the granting of non-qualified stock options to employees at the fair market value of our Common Stock at the grant date. Officers and directors of Quest are not eligible to participate in the 2001 Plan unless and until the 2001 Plan is approved by our shareholders. Options granted under the 2001 Plan have ten-year terms and generally vest 20% after the first year and in 10% increments every six months thereafter. The 2001 Plan is not required to be and has not been approved by our shareholders.

RELATED PARTY TRANSACTIONS

On March 17, 2004, we acquired Aelita Software Corporation (“Aelita”), a privately held company that provides systems management solutions that improve the productivity, system availability and security of Microsoft Active Directory and Exchange, in a transaction valued at approximately $115 million. Certain venture capital funds associated with Insight Venture Partners (the “Insight Funds”) previously holding shares of Aelita’s preferred stock became entitled to receive (subject to claims against an indemnity escrow fund) approximately $47.6 million in cash in respect of those shares of preferred stock as a result of this acquisition. Jerry Murdock, a director of Quest, is a Managing Director and the co-founder of Insight Venture Partners and an investor in the Insight Funds. Vincent Smith, Quest’s Chairman of the Board and CEO, and Ray Lane and Paul Sallaberry, directors of Quest, are passive limited partners in Insight Funds, and received a portion of the proceeds from the

Aelita transaction by virtue of their respective ownership interests therein. We believe that the financial interests of Messrs. Smith, Lane and Sallaberry in the Aelita transaction are not material.

The acquisition of Aelita was reviewed and approved by our board of directors, as well as by our Audit Committee. Mr. Murdock, who is the chairman of our Audit Committee, did not participate in the meeting of our board of directors at which the Aelita transaction was approved and abstained from voting at the meeting of our Audit Committee at which the Aelita transaction was approved. Mr. Sallaberry did not join our board of directors until February 2005, and thus also did not participate in the meeting of our board of directors at which the Aelita transaction was approved.

On April 26, 2005, we entered into an Agreement and Plan of Merger with Imceda Software, Inc. (“Imceda”), a privately held company that provides systems, storage and database management solutions, contemplating the acquisition of Imceda by Quest in a transaction valued at approximately $60.6 million. The Insight Funds held shares of Imceda’s preferred stock, and upon the closing of the transaction in May 2005 received (in respect of those shares of preferred stock) cash and (subject to claims against an indemnity escrow fund) shares of Quest common stock, such cash and stock representing an aggregate value (based on the manner in which Quest common stock is valued under the Agreement and Plan of Merger) of approximately $47.3 million. Each of Messrs. Murdock, Smith, Lane and Sallaberry are entitled to a portion of the proceeds from the Imceda transaction by virtue of their respective ownership interests in Insight Funds. We believe that the financial interests of Messrs. Smith, Lane and Sallaberry in the Imceda transaction are not material.

The proposed acquisition of Imceda was reviewed and approved by our board of directors, as well as by our Audit Committee. Mr. Murdock did not participate in the meetings of our board of directors and our Audit Committee at which the Imceda transaction was approved.

We have entered into indemnification agreements with certain of our executive officers and our directors containing provisions that may require us, among other things, to indemnify our officers and our directors against certain liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been otherwise obtained from unaffiliated third parties.

OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring shareholder action. Proposal No. 1 relates to the election of seven directors to our Board of Directors. Proposal No. 2 requests that the shareholders approve an amendment to our Articles of Incorporation to increase the authorized number of shares of common stock by 50,000,000, from 150,000,000 to 200,000,000 shares. Proposal No. 3 requests the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2005. Each of these proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently comprised of seven members: Messrs. Smith, Murdock, Machin, Lane, Nieto, Klausmeyer and Sallaberry. The Board has nominated the current seven directors to be re-elected to serve for a one-year term and until their successors are duly elected and qualified. Our authorized number of directors is not less than five and not more than nine, and is presently set at seven. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s nominees below. Proxies cannot be voted for more than the seven named nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director.

Vote Required

The seven nominees for director receiving the highest number of affirmative votes of the shares entitled to vote for them shall be elected as directors.

Recommendation

The Board of Directors recommends that shareholders vote “FOR” re-election of Messrs. Smith, Murdock, Machin, Lane, Nieto, Klausmeyer and Sallaberry.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Under our current capital structure, we are authorized to issue 150,000,000 shares of common stock, no par value per share, and 10,000,000 shares of Preferred Stock, no par value per share. The Board has unanimously approved the amendment of Article III, Paragraph A of our Articles of Incorporation to increase the aggregate number of shares of common stock authorized for issuance by 50,000,000 shares, to an aggregate of 200,000,000 shares authorized, subject to shareholder approval at the Annual Meeting. On June 17, 2005, 97,783,037 shares of common stock were outstanding, no shares of Preferred Stock were outstanding and options to purchase 23,905,798 shares of common stock were issued and outstanding.

Purpose of Authorizing Additional Common Stock

The authorization of an additional 50,000,000 shares of common stock would give the Board of Directors the ability to authorize and approve Quest’s issuance of such shares of common stock from time to time as the Board deems necessary. The Board believes it is necessary to have the ability to issue such additional shares of common stock for any proper corporate purpose, such as stock splits, mergers and acquisitions, stock option grants and other equity-based employee benefit plans, and convertible debt and equity financings. We expect to continue to issue stock options and equity-based incentives to attract key individuals and other personnel and to issue stock in acquisitions of complementary businesses, technologies and products.

We have no specific plans, understandings or agreements at present for the issuance of the proposed additional shares of common stock. The Board of Directors, however, believes that if an increase in the authorized number of shares of common stock were to be postponed until a specific need arose, the resulting delay and expense in obtaining the approval of our shareholders at that time could significantly impair our ability to consummate an acquisition or to meet other objectives.

The additional common stock would be available for issuance by the Board of Directors without any future action by the shareholders, unless such action were specifically required by our Articles of Incorporation as then in effect, applicable law or the rules of any stock exchange or quotation system on which our securities may then be listed.

The proposed increase in the authorized number of shares of common stock could have a number of effects on our shareholders depending upon the exact nature and circumstances of any actual issuances of the authorized shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of Quest more difficult. For example, we could issue additional shares to dilute the stock ownership or voting rights of persons seeking to obtain control of Quest. In addition, an issuance of additional shares by Quest could have an effect on the potential realizable value of a shareholder’s investment. In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares of common stock caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of our capital stock. If such factors were reflected in the price per share of common stock, the potential realizable value of a shareholder’s investment could be adversely affected.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the amendment to Articles of Incorporation.

Recommendation

The Board of Directors has unanimously approved the amendment to our Articles of Incorporation and recommends that the shareholders vote “FOR” the amendment.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit the financial statements of Quest for the year ending December 31, 2005. Deloitte & Touche served as Quest’s independent registered public accounting firm for the year ended December 31, 2004. Shareholders are being asked to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm at the Annual Meeting. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and will have the opportunity to make a statement.

Neither our Bylaws nor other governing documents or law require shareholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm. However, the Board is submitting the selection of Deloitte & Touche at the request of the Audit Committee to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our shareholders.

Fees Paid to the Independent Auditors

The following table presents the fees billed to Quest for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), for the audit of our annual financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services rendered by Deloitte during those periods.

	2004	2003
Audit Fees (1)	$1,302,000	$562,000
Audit-Related Fees (2)	$58,000	$36,000
Tax Fees (3)	$712,000	$617,000
All Other Fees (4)	$0	$5,000

Total	$2,072,000	$1,220,000

(1)	Audit Fees related to professional services rendered for the audit of our annual financial statements, reviews of our quarterly financial statements, international statutory audits and other fees related to our SEC filings and other accounting consultations. For 2004, this category also includes $806,000 in fees for the audit of management’s assessment of the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit-Related Fees consisted of audit-related services, including audits of our employee benefit plans and, in 2003, acquisition-related due diligence.

(3)	Tax Fees included fees for tax compliance of approximately $485,000 for 2004 and $249,000 for 2003, relating to U.S. federal tax returns, tax returns in overseas countries in which we do business and various state and local tax returns. Tax fees also included fees for tax advisory services of approximately $$227,000 for 2004 and $368,000 for 2003, including tax examination assistance, expatriate tax services, assistance related to mergers and acquisitions, tax research and tax planning services in the countries in which we do business.

(4)	All Other Fees consists of other professional services provided by Deloitte.

The Audit Committee of the Board of Directors has considered whether the provision by Deloitte of the non-audit services listed above is compatible with maintaining Deloitte’s independence.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services, and may be subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval policy, and the related amounts of fees for services performed. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

The affirmative vote of a majority of the shares represented and voting and a majority of the quorum will be required to ratify the selection of Deloitte & Touche as our independent auditors.

Recommendation

The Board of Directors recommends that shareholders vote “FOR” ratification of the selection of

Deloitte & Touche as Quest’s independent auditors.

OTHER MATTERS

Quest knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as Quest may recommend. The accompanying proxy confers discretionary authority to vote on any such other matters as may properly come before the Annual Meeting.

SHAREHOLDER PROPOSALS

Shareholders who intend to present proposals at the 2006 annual meeting of shareholders must send such proposals to Quest for receipt no later than March     , 2006 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

In addition, the proxies solicited by the Board for the 2006 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than May     , 2006.

DELIVERY OF THIS PROXY STATEMENT

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders may be “householding” our proxy materials. A single proxy statement would be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to Corporate Secretary, Quest Software, Inc., 5 Polaris Way, Aliso Viejo, CA 92656.

Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2004 accompanies this Proxy Statement. Further copies are also available without charge upon delivery of a written request to our principal executive offices at: Corporate Secretary, Quest Software, Inc., 8001 Irvine Center Drive, Irvine, CA 92618. Copies may also be obtained without charge through the SEC’s Worldwide Web site at http://www.sec.gov.

July     , 2005

Irvine, California

QUEST SOFTWARE, INC

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 2, 2005

You may vote by telephone toll-free or on the internet, or complete, sign and date and mail the form below. Your vote must be received prior to 12:00 midnight Pacific Time on August 1, 2005.

[Name and address of shareholder]

TO VOTE BY TELEPHONE OR ON THE INTERNET, USE THE CONTROL NUMBER BELOW

YOUR CONTROL NUMBER

Call Toll-free

On a Touch-Tone Phone:

24 hours a day, 7 days a week

1-888-216-1316

Have this form available when you call the toll-free number. Then, enter your control number and follow the prompts.

TO VOTE BY INTERNET, HAVE THIS FORM AVAILABLE AND FOLLOW THE DIRECTIONS WHEN YOU VISIT: WWW.DIRECTVOTE.COM/QSFT

YOU DO NOT NEED TO RETURN THE FORM BELOW IF YOU VOTE BY TELEPHONE OR THE INTERNET.

QUEST SOFTWARE, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 2, 2005

YOUR CONTROL NUMBER

The undersigned shareholder of Quest Software, Inc. (“Quest”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Quest Software, Inc. to be held at Quest’s corporate offices located at 5 Polaris Way, Aliso Viejo, California 92656 on Tuesday, August 2, 2005 at 9:00 a.m. Pacific Time, and hereby appoints Vincent C. Smith, M. Brinkley Morse and Michael Lambert, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote Quest’s Common Stock which the undersigned is entitled to vote at such meeting and any adjournments of such meeting, as set forth below.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE BOARD’S NOMINEES, FOR PROPOSALS 2 AND 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE

Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis.

DETACH AT THE PERFORATION BELOW.

YOU DO NOT NEED TO RETURN THIS CARD IF

YOU HAVE VOTED BY TELEPHONE OR INTERNET.

Please mark in dark ink in the manner shown

1. To elect Quest’s Board of Directors.

FOR ALL NOMINEES LISTED

BELOW (EXCEPT AS MARKED

TO THE CONTRARY BELOW)

WITHHOLD AUTHORITY

NOMINEES: (01) Vincent C. Smith, (02) Doran G. Machin, (03) Jerry Murdock, Jr., (04) Raymond J. Lane, (05) Augustine L. Nieto II, (06) Kevin M. Klausmeyer and (07) Paul Sallaberry.

(INSTRUCTION: To withhold authority to vote for any nominee, print that nominee’s name in the space provided above.)

2. To approve an amendment to our Articles of Incorporation to increase the authorized number of shares of Common Stock 50,000,000 shares, from 150,000,000 to 200,000,000 shares;

FOR AGAINST ABSTAIN

3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Quest for the fiscal year ending December 31, 2005; and

FOR AGAINST ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy card should be signed by the shareholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.

Signature

Date: ,2005

Signature

Date: ,2005

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